Exhibit 99.5

The level of outside interest in our business is likely to increase significantly as a result of this announcement.  Prospective investors, current business partners, and vendors may inquire about our current business trends, our growth strategy, and our financial results. Analysts and reporters will also be looking for information. Even your friends and family may be more curious about Getty Images’ plans and growth prospects now that we have announced the combination with Shutterstock.

As a reminder all employees have an obligation to maintain confidentiality. Please do not share any non-public information about the company, including speculation about the merger, with anyone outside of the organization, including friends and family. For more information please visit our Equity and Insider Trading Resources Mixer site.

Why are we combining with Shutterstock?

By combining the complementary strengths of both companies, we will be better positioned to address evolving customer needs and provide much greater value across industries. Importantly it will meaningfully strengthen our financial foundation.

How will this merger benefit our company and employees?

By merging with Shutterstock, we will reach our target debt levels and have increased flexibility and resources to invest in opportunities to the benefit of all stakeholders. We expect our employees to benefit from more enriching and challenging roles as well as additional professional development paths as part of a larger combined organization.

Is this transaction a reaction to generative AI threats?

Merging with Shutterstock will lower our debt levels below our target, providing greater resources to weather market risks and to invest in opportunities, inclusive of AI. We also continue to see upside in offering AI services alongside our pre-shot and custom offerings

What are the key milestones or timelines for the merger process?

The merger is expected to close in 12-18 months. During this time, we’ll focus on careful planning to ensure a smooth transition. Updates will be shared as more details become available.

Why is the process that long?

The merger is subject to the satisfaction of customary closing conditions, including the receipt of required regulatory approvals and the approval of Getty Images and Shutterstock stockholders.

Will there be layoffs or restructuring as part of the merger?

We see significant synergies between the businesses and a major component of our integration planning will include identifying opportunities to operate more efficiently. We are committed to communicating transparently as we undertake those planning efforts. Importantly, it will take time to obtain regulatory approvals to close the transaction and the most important thing for us all to focus on at this time is continuing to execute our business plan.

How will my role be impacted? Will my job responsibilities or reporting line change?

There is a significant period between now and close. During that time, there are no changes in our focus or plans. We cannot speak to specific potential impacts following close, but we are committed to being transparent. With that said, our Formula for Sustained Success has People, Culture and Execution are core variables and we fully expect to retain those individuals who are aligned to our Culture and driving our Execution.

Will our Leadership change?

Craig Peters will remain CEO and Mark Getty will continue as Chairman of the combined business. As part of the integration planning process, the full executive leadership team will be determined and communicated well in advance of closing.

How will leadership ensure transparency and keep employees informed throughout the process?

We are committed to open and transparent communication. Regular updates will be shared via All Hands, emails, and our Mixer page.

What is expected of employees during this transition?

There are no immediate changes to our focus or plans, and we are relying on all of you to stay focused on execution. Now more than ever it’s critically important that everyone remain focused on delivering upon our core drivers and 2025 priorities.

Some employees may be asked to contribute to specific processes related to integration planning for the merger, and we will ensure guidance and support are provided to any employees this applies to. To be clear, you should not reach out to anyone at Shutterstock regarding the merger unless you have been specifically approved to do so

When can we expect more detailed information about the merger?

More information will be shared as it becomes available, with key updates expected closer to the merger date.

Will office locations or work arrangements change?

We will have a dedicated integration team to work through such questions as we progress through the process. No decisions have been made regarding office locations or work arrangements, but we remain committed to our Flexible Work Principles. Any updates will be shared with ample notice.

Will my salary, bonus, or benefits change because of the merger?

We are committed to ensuring clarity and fairness in this process. At this time, there are no known changes to salary, bonuses, or benefits. These matters will be reviewed as part of the integration process, and any updates will be communicated in a timely manner.

What happens to my current stock options or equity plans?

We are committed to ensuring clarity and fairness in this process. Details regarding equity plans will be reviewed as part of the integration process, and any updates will be communicated in a timely fashion.

How will the merger impact our individual and team goals?

There are no immediate changes to your goals or priorities. Now more than ever it’s critically important that everyone remain focused on delivering upon our core drivers and 2025 functional plans.

What should we tell customers or partners who ask about the merger?

Direct them to the official press announcement or refer to the customer communications that was distributed today. Assure them that we remain focused on delivering high-quality service and be clear that Getty Images and Shutterstock remain separate companies until the merger closes.

Will there be any changes to the products or services we offer?

This merger is expected to unlock opportunities to expand and diversify our content library and invest in cutting-edge customer facing technologies and capabilities such as search and emerging formats like 3D and generative AI. For now, it’s business as usual. As plans develop, we’ll share updates on how the merger may enhance our offerings.

How will the merger enhance our ability to serve customers?

The merger is expected to allow us to combine resources and expertise to better anticipate and meet customer needs, creating additional value across industries.

Can I speak about the merger with customers, partners, or contributors?

We have sent email communications to our customers, partners and contributors. If you are contacted about this announcement, please direct them to the official press release. If there are specific questions to be answered please contact your Sales, Business Development or Contributor leadership.

What if you get calls from analysts, reporters or investors?

Our Communications and Investor Relations teams will be serving as the gatekeepers with the investment community and media. Please refer all calls you get from analysts, investors, or the media to investorrelations@gettyimages.com.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed transaction, Getty Images intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include an information statement of Getty Images and a proxy statement of Shutterstock and that also will constitute a prospectus with respect to shares of Getty Images’ common stock to be issued in the transaction (the “joint proxy and information statement/prospectus”). Each of Getty Images and Shutterstock may also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This press release is not a substitute for the joint proxy and information statement/prospectus or any other document that Getty Images or Shutterstock may file with or furnish to the SEC. The joint proxy and information statement/prospectus (if and when available) will be mailed to stockholders of Getty Images and Shutterstock. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND ALL OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH OR FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the joint proxy and information statement/prospectus (if and when available) and other documents containing important information about Getty Images, Shutterstock and the proposed transaction, once such documents are filed with or furnished to the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with or furnished to the SEC by Getty Images will be available free of charge on Getty Images’ website at investors.gettyimages.com or by contacting Getty Images’ Investor Relations department by email at investorrelations@gettyimages.com. Copies of the documents filed with or furnished to the SEC by Shutterstock will be available free of charge on Shutterstock’s website at investor. shutterstock.com or by contacting Shutterstock’s Investor Relations department by email at IR@Shutterstock.com.

Participants in the Solicitation

This communication is not a solicitation of proxies in connection with the proposed transaction. Getty Images, Shutterstock and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Getty Images, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Getty Images’ proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 24, 2024. Information about the directors and executive officers of Shutterstock, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Shutterstock’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 26, 2024. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with or furnished to the SEC regarding the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

The statements in this press release, and any related oral statements, include forward-looking statements concerning Getty Images, Shutterstock, the proposed transaction described herein and other matters. All statements, other than historical facts, are forward-looking statements. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, financings or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur or the timing thereof. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “could,” “might,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary. The forward-looking statements in this press release relate to, among other things, obtaining applicable regulatory and stockholder approvals on a timely basis or otherwise, satisfying other closing conditions to the proposed transaction, on a timely basis or otherwise, the expected tax treatment of the transaction, the expected timing of the transaction, and the integration of the businesses and the expected benefits, cost savings, accretion, synergies and growth to result therefrom. Important factors that could cause actual results to differ materially from such forward-looking statements include, among other things: failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; interloper risk; failure to satisfy other closing conditions to the transaction or to complete the transaction on anticipated terms and timing (or at all); negative effects of the announcement of the transaction on the ability of Shutterstock or Getty Images to retain and hire key personnel and maintain relationships with customers, suppliers and others who Shutterstock or Getty Images does business, or on Shutterstock or Getty Images’ operating results and business generally; risks that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, as expected (or at all), or that such benefits may take longer to realize or may be more costly to achieve than expected; the risk that disruptions from the transaction will harm business plans and operations; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the transaction and/or unknown or inestimable liabilities; restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions; potential litigation associated with the transaction; the potential impact of the announcement or consummation of the transaction on Getty Images’, Shutterstock’s or the combined company’s relationships with suppliers, customers, employers and regulators; demand for the combined company’s products; potential changes in the Getty Images stock price that could negatively impact the value of the consideration offered to the Shutterstock stockholders; the occurrence of any event that could give rise to the termination of the proposed transaction; and Getty Images’ ability to complete any refinancing of its debt or new debt financing on a timely basis, on favorable terms or at all. A more fulsome discussion of the risks related to the proposed transaction will be included in the proxy statement/prospectus. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in each of Getty Images’ and Shutterstock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward looking statements. While the list of factors presented here is, and the list of factors presented in the proxy statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Neither Getty Images nor Shutterstock assumes, and each hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.